Exhibit 99.2

Arena Pharmaceuticals Announces Agreement to Sell Common Stock

SAN DIEGO, Jan. 21, 2015 /PRNewswire/ — Arena Pharmaceuticals, Inc. (NASDAQ: ARNA) today announced that it has sold 21,000,000 shares of common stock to Jefferies LLC and Piper Jaffray & Co. as underwriters for its previously announced public offering. The underwriters offered the shares to purchasers in transactions on The NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The offering is expected to close on or about January 26, 2015, subject to customary closing conditions. In addition, Arena has granted the underwriters a 30-day option to purchase up to an aggregate of 3,000,000 additional shares of common stock. All of the shares are being offered by Arena. Arena anticipates using the net proceeds from the offering for the clinical and preclinical development of drug candidates, for discovery research for new drug candidates, and for general corporate purposes, including working capital, costs associated with product sales and manufacturing services, capital expenditures and potentially for the commercialization of any new approved drugs.

Jefferies LLC and Piper Jaffray & Co. are acting as joint book-running managers for the offering.

A registration statement relating to the shares described above was previously filed with the Securities and Exchange Commission (SEC) and is effective. A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering, when available, may be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, NY 10022, by telephone at (877) 547-6340, or by e-mail at Prospectus_Department@Jefferies.com; or Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, Suite 800, Minneapolis, MN 55402, by telephone at (800) 747-3924, or by email at prospectus@pjc.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Arena Pharmaceuticals

Arena is embracing the challenge of improving health by seeking to bring innovative medicines targeting G protein-coupled receptors to patients. Arena’s internally discovered drug, BELVIQ® (lorcaserin HCl), is approved in the United States, and Arena is focused on discovering, developing and commercializing additional drugs to address unmet medical needs. Arena’s US operations are located in San Diego, California, and its operations outside of the United States, including its commercial manufacturing facility, are located in Zofingen, Switzerland.

Arena Pharmaceuticals® and Arena® are registered service marks of Arena Pharmaceuticals, Inc. BELVIQ® is a registered trademark of Arena Pharmaceuticals GmbH.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about Arena’s expectations with respect to the public offering; Arena’s anticipated use of proceeds from the public offering; embracing the challenge of improving health; seeking to bring innovative medicines to patients; and Arena’s focus, plans, goals, strategy, expectations, research and development programs, and ability to discover and develop compounds and commercialize drugs. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: risks and uncertainties related to the public offering, including those associated with the satisfaction of customary closing conditions; risks related to commercializing drugs, including regulatory, manufacturing, supply and marketing issues and the availability and use of BELVIQ; cash and revenues generated from BELVIQ, including the impact of competition; Arena’s revenues will be based in part on estimates, judgment and accounting policies, and incorrect estimates or disagreement regarding estimates or accounting policies may result in changes to Arena’s guidance or previously reported results; the timing and outcome of regulatory review is uncertain, and BELVIQ may not be approved for marketing when expected or ever in combination with another drug, for another indication or using a different formulation or in any other territory for any indication; regulatory decisions in one territory may impact other regulatory decisions and Arena’s business prospects; government and commercial reimbursement and pricing decisions; risks related to relying on collaborative arrangements; the timing and receipt of payments and fees, if any, from collaborators; the entry into or modification or termination of collaborative arrangements; unexpected or unfavorable new data; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Arena or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; data and other information related to any of Arena’s research and development may not meet regulatory requirements or otherwise be sufficient for (or Arena or a collaborator may not pursue) further research and development, regulatory review or approval or continued marketing; Arena’s and third parties’ intellectual property rights; the timing, success and cost of Arena’s research and development; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; clinical trials and other studies may not proceed at the time or in the manner expected or at all; having adequate funds; and satisfactory resolution of litigation or other disagreements with others. Additional factors that could cause actual results to differ materially from those stated or implied by Arena’s forward-looking statements are disclosed in Arena’s filings with the Securities and Exchange Commission. These forward-looking statements represent Arena’s judgment as of the time of this release. Arena disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Contact: Arena Pharmaceuticals, Inc.	Media Contact: Russo Partners

Craig M. Audet, Ph.D., Senior Vice President,	David Schull, President

Operations & Head of Global Regulatory Affairs	david.schull@russopartnersllc.com

caudet@arenapharm.com	858.717.2310

858.453.7200, ext. 1612